WALDEN CERTIFIED PUBLIC ACCOUNTANT P.A.
17140 Collins Avenue
Suite 103
Sunny Isles Beach, FL 33160

March 14, 2008

Board of Directors
Patient Portal Technologies, Inc.
8276 Willett Parkway
Baldwinsville, NY 13027

Gentlemen:

Based solely upon your decision to move your administrative offices from Palm Beach Gardens, FL to Baldwinsville, NY, and the fact that we are down-sizing our auditing practice with respect to out-of-state firms, we hereby withdraw as your Certifying Accountant with respect to the audit of your fiscal year ended December 31, 2007.

Our firm has had no disagreements with management which would require disclosure pursuant to Item 304 of Regulation S-K, nor have there been any limitations on the scope or procedures of our prior audits or disagreements with management on any matter of accounting principles or practices.

Very truly yours,

WALDEN CERTIFIED PUBLIC ACOUNTANT P.A.

/s/ LINDA J. WALDEN